UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2005
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to the Rights of Security Holders
     As previously reported, since July 2004, Save the World Air, Inc. (the “Company”) has engaged in a private offering of units comprised of shares of its common stock and one-year warrants to purchase an equal number of shares of common stock at an exercise price of $1.50 per share (the “Warrants”). The Company concluded this offering on July 22, 2005 after raising an aggregate of $2,892,000 gross proceeds from 57 purchasers in connection with the sales of an aggregate of 2,892,000 shares of the Company’s common stock.
     On July 25, 2005 the Company extended the expiration date of each of the Warrants by one hundred eighty (180) days from its original expiration date.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2005	SAVE THE WORLD AIR, INC.
	By:	/s/ Eugene E. Eichler
Eugene E. Eichler
President and Chief Financial Officer